HELE Employee Letter Dear Team, Earlier today, Empower Brands, which is owned by Spectrum Brands and Oaktree Capital Management, publicly disclosed an unsolicited proposal to acquire Helen of Troy. After a comprehensive review alongside our financial and legal advisors, Helen of Troy’s Board of Directors unanimously rejected the proposal. As a public company, our Board has a fiduciary duty to consider proposals received. The Board determined that the proposal substantially undervalues Helen of Troy and our prospects for continued growth and value creation, and is not in the best interests of our shareholders. Linked on our Investor Relations website for your reference is a copy of the press release announcing the Board’s decision. Let me be clear—we as a team need to stay focused on the priorities that matter most: putting the consumer at the center, strengthening our foundation, sharpening our focus and building a portfolio of power brands to drive scaled, sustainable growth. Thanks to your commitment and hard work, we are putting points on the board and executing our strategy, as reflected in our first and second quarter results. As I said in my note to you all last week, we’ve built real momentum. Looking ahead, our job now is simple: stay focused on executing our plan, support one another, and keep delivering on our commitments and day-to-day responsibilities. The Board and our Global Leadership Team are committed to continuing to take actions that support the long-term interests of the Company and its stakeholders, including our employees. Finally, as this may generate increased interest in Helen of Troy, it is important that we speak with one voice. If you receive an inquiry from the media, analysts or any other outside party, please forward to Chris Robertson at crobertson@helenoftroy.com, who will respond on behalf of the Company. Thank you for your continued focus, commitment, and hard work. I am confident in this team and in the future we are building together. Scott Additional Information This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. No tender offer for the shares of the Company has commenced at this time. If a tender offer is commenced, the Company may file a solicitation/recommendation statement with the U.S. Securities and Exchange Commission (“SEC”). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders of the Company. INVESTORS Exhibit 99.2

AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. In addition, the Company may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to shareholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Certain Information Regarding Participants The Company and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC. Shareholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company's Annual Report on Form 10-K for the year ended February 28, 2026 , which was filed with the SEC on April 23, 2026, and its proxy statement for the 2026 Annual General Meeting of Shareholders, which was filed with the SEC on June 24, 2026. These documents can be obtained free of charge from the source indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.